Exhibit 24.1
POWER OF ATTORNEY

I, the undersigned, hereby appoint Michael H. Lanza and Robyn P. Turner as my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for me and in my name, place and stead, and in any and all capacities, to do any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem necessary or desirable to enable Selective Insurance Group, Inc. (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”) thereunder, in connection with the registration statement on Form S-3 related to certain securities of the Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned to such registration statement under the Act on an appropriate form covering said securities, and any amendments (including post-effective amendments) to such registration statement, to be filed with the Commission, and to any and all instruments or documents filed as part of or in connection with such registration statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Gregory E. Murphy	Non-Executive Chairperson of the Board	June 3, 2021
Gregory E. Murphy